UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2011

Commission file number 000-04689

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    Entry into a Material Definitive Agreement.

On May 9, 2011, Pentair, Inc. (the “Company”) completed the sale of $500,000,000 aggregate principal amount of its 5.000% Senior Notes due 2021 (the “Notes”). The Notes are guaranteed by each of the Company’s wholly-owned domestic subsidiaries that is from time to time a guarantor under the Company’s primary bank credit facility (the “Guarantors”).  The Notes were issued under a Senior Indenture (the “Indenture”), dated as of May 2, 2011, among the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture”).

The Supplemental Indenture and form of the Notes, which is included therein, provide, among other things, that the Notes bear interest at a rate of 5.000% per year (payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2011), and will mature on May 15, 2021.

The Company intends to use the net proceeds from the offering of the Notes to finance in part the acquisition by the Company of the Clean Process Technologies (“CPT”) division from Norit Holding B.V.  Any remaining net proceeds will be used for general corporate purposes.  If the Company has not consummated the CPT acquisition by July 31, 2011, then the Notes are subject to special mandatory redemption at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, from the date of original issuance to, but not including, the special mandatory redemption date.

All payments with respect to the Notes, including principal and interest, will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors.  If a Guarantor is released from its guarantees with respect to the Company’s primary bank credit facility, then such Guarantor will be released from its guarantee of the Notes upon notice by the Company to the Trustee.

The Company may redeem the Notes in whole or in part from time to time, at the Company’s option, at a “make-whole” redemption price, plus accrued and unpaid interest.  At any time on or after three months prior to the maturity date, the Company may redeem the Notes, in whole or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest.  The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

The Indenture and the Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately.

The description of the Supplemental Indenture set forth above is qualified by reference to the Supplemental Indenture filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

ITEM 8.01 Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-173829) that the Company filed with the Securities and Exchange Commission (the “SEC”) relating to the Offering.  The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement.  See “Item 9.01.  Financial Statements and Exhibits.”

ITEM 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
4.1

Senior Indenture, dated May 2, 2011 by and among Pentair, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Pentair, Inc.’s Registration Statement on Form S-3 (Registration No. 333-173829)).

4.2	First Supplemental Indenture, dated as of May 9, 2011, among Pentair, Inc., the guarantors named therein and Wells Fargo Bank, National Association.

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 9, 2011.

PENTAIR, INC.
Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR, INC.

Exhibit Index to Current Report on Form 8-K

Dated May 9, 2011

Exhibit Number	Description
4.1

Senior Indenture, dated May 2, 2011 by and among Pentair, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Pentair, Inc.’s Registration Statement on Form S-3 (Registration No. 333-173829)).

4.2	First Supplemental Indenture, dated as of May 9, 2011, among Pentair, Inc., the guarantors named therein and Wells Fargo Bank, National Association.

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).